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                                                                      EXHIBIT 23





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Interface, Inc.
Atlanta, Georgia

      We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Company' Registration Statements on Form S-8 (File Numbers 33-28305 and 33-28307) and on Form S-3 (File Number 33-74076) of our reports dated February 22, 1995, relating to the consolidated financial statements and schedules of Interface, Inc. appearing in the Company's Form 10-K, for the year ended January 1, 1995.

      We also consent to the reference to us under the caption "Experts" in the Prospectuses.





                                  BDO SEIDMAN



Atlanta, Georgia
March 30, 1995